UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 27, 2005
                Date of Report (Date of earliest event reported)



                               AUGRID CORPORATION
                 (Name of small business issuer in its charter)



                   NEVADA                             34-1878390
       (State or other jurisdiction of             (IRS Employer
       incorporation or organization)             Identification No.)


             10777 Westheimer Rd., Suite 1040, Houston, Texas, 77042
                    (Address of principal executive offices)
                                 (832) 645-9400
                           (Issuer's telephone number)

ITEM 4.01 Changes in Registrant's Certifying Accountant.

      On January 26, 2005, our Audit Committee made a recommendation to the Board of Directors to replace our independent auditors, Henry L. Creel Co., Inc. Upon recommendation by the Audit Committee, the Board of Directors voted unanimously to replace Henry L. Creel Co., Inc. and to engage Malone & Bailey, P.C. as our new independent accountants effective January 27, 2005.

      None of Henry L. Creel Co., Inc.'s reports on the Company's financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. There are no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have not consulted with Malone & Bailey, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Malone & Bailey, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-B and the related instructions to
Item 304 of Regulation  S-B, or a reportable  event,  as that term is defined in
Item 304(a)(1)(v) of Regulation S-B.

      We have provided Henry L. Creel Co., Inc. a copy of the disclosure made in response to this Item 4.01 and have requested that Henry L. Creel Co., Inc. provide a letter addressed to the Securities & Exchange Commission confirming their agreement with the disclosure contained herein. Pursuant to our request, Henry L. Creel Co., Inc. has provided the letter attached hereto as Exhibit 16.1.

ITEM 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit 16.1 Letter from Henry L. Creel Co., Inc. dated
         January 27, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AUGRID CORPORATION

Date: January 27, 2005
                                  By:  /s/ M. J. Shaheed
                                       -----------------------------------------

                                       M. J. Shaheed

                                       Chief Executive Officer , Chief Financial
                                       Officer and Director